EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in this Registration Statement on Form S-8 of Electronic Game Card, Inc. and to the incorporation therein of our report dated April 8, 2008, with respect to the financial statements of Electronic Game Card, Inc. as of December 31, 2007 and for the year then ended, and to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Prospectus.

MENDOZA BERGER & COMPANY, LLP

/s/ Mendoza Berger & Company, LLP
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Irvine, California
July 3, 2008